Exhibit 99.1

August 2, 2016

BROOKDALE SENIOR LIVING SIGNS NEW MULTI-YEAR AGREEMENT WITH
EPSILON FOR INTEGRATED MARKETING SERVICES

Epsilon®, an Alliance Data (NYSE: ADS) company, has signed a new multi-year agency services agreement with Brookdale Senior Living, the largest provider of senior living communities in the United States. Epsilon, named agency of record, will provide strategic creative, account management and analytics services to complement and augment Brookdale's internal marketing capabilities and drive business results for the organization through meaningful, effective personalized marketing communications.

About Brookdale Senior Living
Brookdale Senior Living Inc. is the leading operator of senior living communities throughout the United States. The Company is committed to providing senior living solutions primarily within properties that are designed, purpose-built and operated to provide high quality service, care and living accommodations for residents. Currently Brookdale operates independent living, assisted living, and dementia-care communities and continuing care retirement centers, with approximately 1,121 communities in 47 states and the ability to serve over 108,000 residents. Through its ancillary services program, the Company also offers a range of outpatient therapy, home health, personalized living and hospice services.

About Epsilon
Epsilon is a global leader in creating connections between people and brands. An all-encompassing global marketing company, we harness the power of rich data, groundbreaking technologies, engaging creative and transformative ideas to get the results our clients require. Recognized by Ad Age as the #1 World CRM/Direct Marketing Network, #1 U.S. Digital-Agency Network and #1 U.S. Agency from All Disciplines, Epsilon employs over 7,000 associates in 70 offices worldwide. Epsilon is an Alliance Data company. For more information, visit www.epsilon.com, follow us on Twitter @EpsilonMktg or call 1.800.309.0505.

About Alliance Data
Alliance Data® (NYSE: ADS) is a leading global provider of data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today's most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and emerging technologies. An S&P 500 and Fortune 500 company headquartered in Plano, Texas, Alliance Data consists of three businesses that together employ more than 16,000 associates at approximately 100 locations worldwide.

Alliance Data's Card Services business is a leading provider of marketing-driven branded credit card programs. Epsilon® is a leading provider of multichannel, data-driven technologies and marketing services, and also includes Conversant®, a leader in personalized digital marketing. LoyaltyOne® owns and operates the AIR MILES® Reward Program, Canada's premier coalition loyalty program, and Netherlands-based BrandLoyalty, a global provider of tailor-made loyalty programs for grocers.

Follow Alliance Data on Twitter, Facebook, LinkedIn and YouTube.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give our expectations or forecasts of future events and can generally be identified by the use of words such as "believe," "expect," "anticipate," "estimate," "intend," "project," "plan," "likely," "may," "should" or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements.

We believe that our expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, and no assurances can be given that our expectations will prove to have been correct. These risks and uncertainties include, but are not limited to, factors set forth in the Risk Factors section in our Annual Report on Form 10-K for the most recently ended fiscal year, which may be updated in Item 1A of, or elsewhere in, our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K.

Our forward-looking statements speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

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